Green Dragon Wood Products, Inc.

Unit 312, 3rd Floor, New East Ocean Center

9 Museum Road

Kowloon K3 NONE

December 28, 2016

Zeecol Limited

57 A Nayland Street

Christchurch 8081

Sumner, New Zealand

Attention: William Mook

Re: Extension of time for Acquisition/ Reverse Takeover transaction

Dear William,

This letter shall serve as an amendment to our Letter of Intent dated November 16, 2016.

Paragraph 3. shall now read:

3. Closing. The closing of the RTO shall occur on or before January 31, 2017 (the “Closing Date”).

Thank you very much for your kind understanding and warm support. I will be greatly appreciate if you can accept our request by signing below.

Sincere yours,

GREEN DRAGON WOOD PRODUCTS, INC.

By:	/s/ Stephen Lee
Stephen Lee, Chief Executive Officer

ZEECOL LIMITED

/s/ William Mook
William Mook